Exhibit 1(p)

BLACKROCK BOND FUND, INC.

Articles Supplementary to Articles of Incorporation

Reclassifying Shares of Authorized Capital Stock

BLACKROCK BOND FUND, INC. (hereinafter called the “Corporation”), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the Corporation will have the authority to issue Four Billion, Eight Hundred Million (4,800,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock High Income Fund
Investor A Common Stock	500,000,000
Investor B Common Stock	1,500,000,000
Investor C Common Stock	200,000,000
Investor C1 Common Stock	200,000,000
Institutional Common Stock	500,000,000

BlackRock Total Return Fund
Investor A Common Stock	200,000,000
Investor A1 Common Stock	50,000,000
Investor B Common Stock	250,000,000
Investor B1 Common Stock	50,000,000
Investor B2 Common Stock	50,000,000
Investor C Common Stock	100,000,000
Investor C1 Common Stock	100,000,000
Investor C2 Common Stock	50,000,000
Institutional Common Stock	250,000,000
Class R Common Stock	250,000,000
Service Common Stock	50,000,000
BlackRock Common Stock	200,000,000

Common Stock	300,000,000

Total:	4,800,000,000

All shares of all classes of the Corporation’s capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Eighty Million Dollars ($480,000,000).

SECOND:  There are no shares of the BlackRock High Income Fund series currently outstanding.  In accordance with Section 2-208 of the Maryland General Corporation Law and pursuant to the authority contained in the charter of the Corporation, the Board of

Directors of the Corporation hereby reclassifies Two Billion, Nine Hundred Million (2,900,000,000) authorized but unissued shares of the BlackRock High Income Fund as follows:

Series and Classes	Number of Authorized Shares

BlackRock Total Return Fund
Investor A Common Stock	250,000,000
Institutional Common Stock	250,000,000
BlackRock Common Stock	250,000,000

The remaining 2,150,000,000 shares of BlackRock High Income Fund shall be reclassified as authorized but unissued shares of common stock, par value of Ten Cents ($0.10) per share, of the Corporation, without designation as to class or series.

THIRD:  The preferences, designations, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Investor A Common Stock, Institutional Common Stock and BlackRock Common Stock are as set forth in the charter of the Corporation.

FOURTH:  After the reclassification of authorized but unissued shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Four Billion, Eight Hundred Million (4,800,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares

BlackRock Total Return Fund
Investor A Common Stock	450,000,000
Investor A1 Common Stock	50,000,000
Investor B Common Stock	250,000,000
Investor B1 Common Stock	50,000,000
Investor B2 Common Stock	50,000,000
Investor C Common Stock	100,000,000
Investor C1 Common Stock	100,000,000
Investor C2 Common Stock	50,000,000
Institutional Common Stock	500,000,000
Class R Common Stock	250,000,000
Service Common Stock	50,000,000
BlackRock Common Stock	450,000,000

Common Stock	2,450,000,000

Total:	4,800,000,000

After the reclassification, all shares of all classes of the Corporation’s capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Eighty Million Dollars ($480,000,000).

IN WITNESS WHEREOF, BLACKROCK BOND FUND, INC. has caused these articles to be signed in its name and on its behalf by its President and attested by its Assistant Secretary on November 1, 2011.

BLACKROCK BOND FUND, INC.

	By:	/s/ John M. Perlowski
John M. Perlowski
President

ATTEST:

/s/ Ben Archibald
Ben Archibald
Assistant Secretary

The undersigned, President of BLACKROCK BOND FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: November 1, 2011	/s/ John M. Perlowski
John M. Perlowski
President